Exhibit 10.8

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of November 1, 2012, is between N30 Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Janice M. Troha (“Employee”).

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.                                 Employment.  The Company hereby employs Employee and Employee hereby agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth.

2.                                 Capacity and Duties.  Employee shall be employed by the Company as the Company’s Executive Vice President of Product Development and Regulatory Affairs. During her employment, Employee shall perform the duties and bear the responsibilities commensurate with her position and shall serve the Company faithfully and to the best of her ability, under the direction of the Board of Directors.  Employee shall devote her entire working time, attention and energies to the business of the Company.  Her actions shall at all times be such that they do not discredit the Company or its products and services.  Employee shall not engage in any other business activity or activities that, in the judgment of the Board of Directors, may conflict with the proper performance of Employee’s duties hereunder, including constituting a conflict of interest between such activity and Company’s business.

3.                                 Compensation and Benefits.

(a)                       For all services rendered by Employee the Company shall pay Employee during the term of this Agreement an annual salary as set forth herein, payable semimonthly in arrears.  Employee’s initial annual salary shall be $346,500.00.  During the term of this Agreement, the amount of Employee’s salary shall be subject to periodic reviews and adjustments as determined by the Board of Directors in its sole discretion.  In addition, Employee shall be eligible for performance bonuses in cash and/or equity on an annual or more frequent basis, as determined by, and at the discretion of the Board of Directors.

(b)                       In addition to salary payments as provided in Section 3(a), the Company shall provide Employee, during the term of this Agreement, with the benefits of such insurance plans, hospitalization plans and other employee fringe benefit plans as shall be generally provided to employees of the Company and for which Employee may be eligible under the terms and conditions thereof.  Nothing herein contained shall require the Company to adopt or maintain any such employee benefit plans.

(c)                        During the term of this Agreement, except as otherwise provided in Section 5(b), Employee shall be entitled to sick leave and annual vacation consistent with the Company’s customary paid time off policies.

(d)                       During the term of this Agreement the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in the performance of her duties under this Agreement upon presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

4.                                 Term of Employment.  Unless sooner terminated in accordance with Section 5, the initial term of this Agreement shall be two (2) years from the effective date of this Agreement, and thereafter shall continue for one year terms from year to year unless and until either party shall give notice to the other at least 30 days prior to the end of the original or then current renewal term of her or its intention to terminate at the end of such term.  The provisions of Sections 6, 7, and 9 shall remain in full force and effect notwithstanding the termination of this Agreement.

5.                                 Termination/Severance.

(a)                       If Employee dies during the term of this Agreement, the Company shall pay her estate the compensation that would otherwise be payable to him for the month in which her death occurs, this Agreement shall be considered terminated on the last day of such month and the Company shall cause any issued but unvested stock options granted to Employee to immediately vest.

(b)                       If during the term of this Agreement Employee is prevented from performing her duties by reason of illness or incapacity for a continuous period of 120 days, the Company may terminate this Agreement upon 30 days’ prior notice thereof to Employee or her duly appointed legal representative. For the purposes of this Section 5(b), a period of illness or incapacity shall be deemed “continuous” notwithstanding Employee’s performance of her duties during such period for continuous periods of less than 15 days in duration.

(c)                        The Company may terminate this Agreement at any time for Employee’s (1) gross negligence; (2) a material breach of any obligation created by this Agreement; (3) a violation of any policy, procedure or guideline of the Company, or any material injury to the economic or ethical welfare of the Company caused by Employee’s malfeasance, misfeasance, misconduct or inattention to Employee’s duties and responsibilities, or any other material failure to comply with the Company’s reasonable performance expectations, upon notice of the same from the Company and failure to cure such violation, injury or failure within 30 days; or (4) misconduct, including but not limited to, commission of any felony, or of any misdemeanor involving dishonesty or moral turpitude, or violation of any state or federal law in the course of her employment; theft or misuse of the Company’s property or time.

(d)                       The Company may terminate this Agreement at any time for any or no reason upon 30 days’ notice to Employee.

(e)                        If this Agreement is terminated by the Company prior to the end of the term pursuant to any provision other than 5(a) or 5(c), then (i) the Company shall pay to Employee twelve (12) month’s salary, or the amount due Employee through the remainder of the term, whichever is greater, in equal monthly installments, subject to all applicable deductions and withholdings; (ii) the Company shall provide Employee with paid COBRA benefits during the twelve-month period following the Termination Date; and (iii) ) the Company shall cause any issued but unvested options scheduled to vest in the year of termination to immediately vest; provided, however, that this sentence shall not diminish the 100% vesting contemplated by 3(f) below in connection with a Change of Control.

(f)                              If a Change of Control occurs, all outstanding options granted to Employee as of such event shall immediately vest (to the extent they are not already vested).  For purposes of this Agreement, “Change in Control” shall mean consolidation or merger involving the Company in which the Company is not the surviving entity or any transaction in which more than 50% of the Company’s voting power is transferred or more than 50% of the Company’s assets are sold.  Notwithstanding the foregoing, sale of Company stock pursuant to an initial public offering or follow-on public offering shall not constitute a Change in Control.

(g)                        As a condition to receiving any severance payments under this Agreement, Employee shall execute a release reasonably acceptable to the Company and Employee, and shall comply with his obligations under the Confidential Information Agreement and Noncompete Agreement incorporated by reference in Sections 6 and 7 of this Agreement.

(h)                       The payment to the Employee of the amounts payable under this Section 5 shall constitute the sole remedy of the Employee in the event of a termination of the Employee’s employment by the Company that results in payment of benefits under this Section 5.

6.                                 Confidential Information.  This Agreement incorporates by reference all the terms of that certain Confidential Information Agreement dated as of October 9, 2008 between Employee and the Company, as if fully set forth herein.

7.                                 Covenants Not to Compete or Interfere.  This Agreement incorporates all the terms of that certain Noncompete Agreement between Employee and the Company, as if fully set forth herein.  The parties hereby acknowledge that any severance payments made under Section 5 of this Agreement shall be consideration for Employee’s covenant not to compete with the Company.

8.                                 Waiver of Breach.  A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

9.                                 Severability.  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

10.                          Notices.  All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, addressed as follows: (i) If to the Company: to its principal office at 3122 Sterling Circle, Suite 200, Boulder, Colorado 80301; (ii) If to Employee: at the Company’s principal office; or such other address as either party may hereafter designate by notice as herein provided. Notwithstanding the foregoing provisions of this Section 9, so long as Employee is employed by the Company, any such communication, request, consent or other notice shall be deemed given if delivered as follows: if to the Company, by hand delivery to any executive officer of the Company (other than Employee), and if to Employee, by hand delivery to her.

11.                          Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to choice of law provisions thereof, and the parties each agree to exclusive jurisdiction in the state and federal courts in Colorado.

12.                          Indemnification.  The Company will indemnify and hold harmless Employee from any claim, costs, and expenses arising out of services rendered by Employee to the Company to the extent that Employee acted in good faith and in a manner reasonably believed by Employee to be in, or not opposed to, the best interests of the Company, other than claims arising out of Employee’s gross negligence or willful misconduct.

13.                          Assignment.  The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

14.                          Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

15.                          Amendments.  No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment, revocation or waiver.

16.                          Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be effective as of the day and year first above written.

N30 PHARMACEUTICALS, INC.

By:	/s/ Charles Scoggin
Name: Charles Scoggin
Title: Chief Executive Officer

EMPLOYEE

/s/ Janice M. Troha
Name: Janice M. Troha

[Signature Page to Employment Agreement]

NONCOMPETE AGREEMENT

This NONCOMPETE AGREEMENT (this “Agreement”),”), effective as of November 1, 2012, is between N30 Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Janice M. Troha (“Employee”).

RECITALS

A.                       Employee is or may be employed in an executive, management or professional capacity for the Company.

B.                       The Employee desires to enter into or continue in the employment (as the case may be) of the Company.

C.                       In order to protect the trade secrets and confidential information of the Company and as a condition to employment or the continued employment (as the case may be) of Employee, the Company requires that Employee enter into this Agreement.

NOW THEREFORE, in consideration of Employee’s employment with the Company and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                         Covenants Not to Compete or Interfere.

(a)                                 During the term of Employee’s employment with the Company and for a period of 12 months thereafter, and regardless of the reason for Employee’s termination, Employee shall not, within the United States or within a 50 mile radius of any area where the Company is doing business (including any point of sale of the Company’s products or services) at the time of such termination, directly or indirectly own, manage, operate, control, be employed by or otherwise participate in any commercial pharmaceutical or biotech business that has an active research or development program directed to small molecule, targeted products and services for use in the treatment of cystic fibrosis that are competitive with those of the Company, or is commercializing such services or products.

(b)                     During the term of Employee’s employment with the Company and for a period of 12 months thereafter, and regardless of the reason for Employee’s termination, Employee shall not (i) cause or attempt to cause any employee of the Company to leave the employ of the Company, (ii) actively recruit any employee of the Company to work for any organization of, or in which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity interest; or (iii) solicit, divert or take away, or attempt to take away, the business or patronage of any client, customer or account, or prospective client, customer or account, of the Company which were contacted, solicited or served by Employee while employed by the Company.

(c)                      Employee acknowledges that through her employment with the Company she will acquire access to information suited to immediate application by a business in competition with the Company.  Accordingly, Employee considers the foregoing restrictions on his future employment or business activities in all respects reasonable.  Employee specifically acknowledges that the Company and its licensees, as well as the Company’s competitors, provide their services throughout the geographic area specified in Section 1(a) above.  Employee therefore specifically consents to the foregoing geographic restriction on competition and believes that such a restriction is reasonable, given the scope of the Company’s business and the nature of Employee’s position with the Company.

(d)                     Employee acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes § 8-2-113(2):

Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

(a)                     Any contract for the purchase and sale of a business or the assets of a business;

(b)                     Any contract for the protection of trade secrets;

(c)                      Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

(d)                     Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

Employee acknowledges that this Agreement is a contract for the protection of trade secrets under § 8-2-113(2)(b), and is intended to protect the confidential information and trade secrets of the Company, and that Employee is an executive and management employee or professional staff to executive or management personnel, within the meaning of § 8-2-113(2)(d).

2.                         No Employment Contract; Termination.  This Agreement is not an employment contract and by execution hereof the parties do not intend to create an employment contract.  If, through no fault of Employee, the Company liquidates substantially all of its assets, or permanently terminates its operations, Employee’s obligations under Paragraphs 1(a) and 1(b) shall also terminate.

3.                         Injunctive Relief; Damages.  Upon a breach or threatened breach by Employee of any of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach without posting a bond.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

4.                         Attorney’s Fees.  In any action to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs of investigation and litigation.

5.                         Severability.  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the law.  Accordingly, if any provision of this Agreement shall prove to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and in lieu of each provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.  In the event that a court finds any portion of Section 1 to be overly broad, and therefore unenforceable, the parties intend that the court shall modify such portion of paragraph 1 to reflect the maximum restraint allowable, and shall enforce this Agreement and the covenants herein as so modified.

6.                         Entire Agreement; Governing Law.  This Agreement embodies the entire Agreement between the parties concerning the subject matter hereof and replaces and supersedes any prior or contemporaneous negotiations, oral representations, agreements or understandings among or attributable to the parties hereto.  The provisions of this Agreement shall not limit or otherwise affect Employee’s obligations under the provisions of any agreement with the Company with respect to the nondisclosure of the Company’s confidential information.  This Agreement and all performances hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.

7.                         Consent to Jurisdiction.  All judicial proceedings brought against Employee arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in this State of Colorado, and by execution and delivery of this Agreement, Employee accepts the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non convenient and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

8.                         Waiver of Jury Trial.  Employee and the Company hereby agree to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Employee and the Company warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.                         Amendments; Waiver.  This Agreement may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by each of the parties hereto.  No waiver of any term, provision, or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

10.                  Assignment.  The Company may assign its rights and obligations under this Agreement to any subsidiary or affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and Agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee.  Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

11.                  Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

COMPANY:	N30 PHARMACEUTICALS, INC.
a Delaware corporation

/s/ Charles Scoggin
Charles Scoggin
Chief Executive Officer

EMPLOYEE:	/s/ Janice M. Troha
Janice M. Troha

EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT

This Agreement is made and entered into by and between N30 Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 3122 E. Sterling Circle, Suite 200, Boulder, CO  80301 (the “Company”), and Jan Troha (“Employee”).  All references to “I”, “me,” “mine” and the like refer to the Employee.

WHEREAS,I wish to be employed by, or continue in the employment of, the Company, and the Company wishes to employ me, or continue to employ me, provided that, in doing so, the Company can protect its trade secrets, inventions, ideas, proprietary information, business, good will and other intellectual property.

NOW THEREFORE, in consideration of this purpose and for good and valuable consideration acknowledged by the parties, I agree as follows:

1.                                      Confidential Information

I will hold in confidence during the entire term of my employment with the Company, and for ten (10) years after the termination of my employment, all Confidential Information of the Company and the confidential information of third parties provided to the Company under an obligation of non-disclosure. I will use the Confidential Information only within the scope of my employment and will not use the Confidential Information for any other purpose without first obtaining Company’s prior written consent.

As used herein, the term “Confidential Information” shall mean any valuable technical, business and economic information, data, materials, compounds, formulations, apparatus, operations, methodology, processes, samples, research and development plans and strategies, trade secrets, business plans, clinical studies, marketing and sales plans and information, customer lists, vendor lists, operational methods, software programs, passwords, patents, trademarks, copyrights and other intellectual property and know-how related to Company that is observed by me or disclosed orally, electronically or in writing by Company to me.

Confidential Information and the restrictions on disclosure will not apply to:  (i) any information that is or becomes publicly known through no fault of mine; (ii) any information that I previously knew prior to my employment with the Company, or if applicable, prior to providing consulting services to Company, that I can establish with competent evidence; (iii) any information I received from a third party without an obligation to the Company to maintain the secrecy of such information; or (iv) any information disclosed with the prior written consent of the Company.

If I am required by law, court order or government agency to disclose Confidential Information, I shall provide Company with prompt written notice of any such request or requirement so that Company may seek, at its expense, a protective order or other appropriate remedy.

2.                                      Disclosure and Assignment of Inventions

I agree to promptly disclose and assign to the Company my entire right, title and interest in all Inventions.  As used herein, the term “Inventions” shall mean all intellectual property rights, including all trade secrets, copyrightable material or works, patents, patentable inventions, ideas, discoveries and improvements, and business innovations in any technical and non-technical data, formula, process, methodology, operating procedure, compilation, diagrams, photographs, research data, notebooks, techniques, drawings, financial plans and data, pre-clinical, clinical and marketing plans and data, actual or potential customer and vendor lists, trademarks, technical or business innovations and work product, whether or not patentable, copyrightable or subject to trademark protection, made by me during the term of my employment or made by me after the termination of my employment with the Company based upon the Company’s Confidential Information.

I will keep adequate written records of all Inventions made by me, such as notebooks, sketches, software programs and the like, which are the property of the Company.  I will take all other steps necessary to assist the Company in securing any patents, copyrights or other protection for Inventions that I am required to assign to the Company and for perfecting Company’s ownership thereof.  If I am unable or unwilling, whether during my employment or after termination, to sign any documents needed to apply for, pursue or maintain any patent or copyright registrations for Inventions, or to evidence ownership to such Inventions, I hereby appoint the Company as my attorney-in-fact and grant the Company a limited power-of-attorney for such purpose, with the ability to sign such documents as my attorney-in-fact and take any other actions necessary to pursue the registrations and or evidence the Company’s ownership.

Notwithstanding the foregoing, I am required to disclose to the Company any other invention:  (i) for which no equipment, supplies, facilities or Confidential Information of the Company were used and which was developed entirely on my own time; (ii) which at the time of conception or reduction to practice did not relate directly to the business of the Company or the Company’s actual or anticipated research or development; and (iii) which did not result from any work I performed for the Company.  The disclosure of such inventions must be made to the Company so the Company and I can make a determination whether such inventions do in fact qualify for exclusion from assignment to the Company.  The Company agrees to keep confidential any such invention I disclose unless a determination is made that such invention falls within Company Inventions.

3.                                      Tangible Materials.  At any time upon the written request of Company and no later than the termination of my employment with the Company, I agree to promptly return to Company the Confidential Information, including all copies thereof, all materials, including files, generated by me containing Confidential

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Information, and all equipment, computers, security cards and supplies of the Company.  I agree not to destroy any information contained on Company-owned computers and agree to delete all Company Confidential Information contained on my personal computer(s).

4.                                      Duties to Third Parties.  I represent that, to the best of my knowledge, compliance with the terms of this Agreement will not violate any duty that I may have to anyone other than the Company (such as a former employer) to keep such third party’s proprietary/confidential information in confidence or to refrain from using such third party’s intellectual property.  If at any time during my employment with the Company, I am asked by the Company to perform work that I believe may cause me to violate a duty to a third party, I will immediately inform my supervisor or officer of the Company so that an assessment of the situation may be made.  I also agree that I will not, during my employment with the Company, bring on the Company’s premises, use or disclose to the Company any confidential information or intellectual property of any former employer or other third party without such party’s prior written consent.

5.                                      Equitable Relief.  The Company and I agree that money damages would not be an adequate remedy for any breach of this Agreement and that Company shall be entitled to equitable relief, including an injunction and specific performance, in the event of any breach or threatened breach of this Agreement, in addition to any other remedies available to Company at law or in equity.  It is further understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

6.                                      Miscellaneous.

This is the only agreement or understanding between the Company and myself about Confidential Information and the ownership of Inventions pertaining to the term of my employment and after the termination thereof, even if I sign this Agreement after the date of my employment.  If applicable, the terms relating to Confidential Information and Inventions contained in a consulting agreement or the like between myself and the Company shall control the period prior to my employment.  Any modification of the terms in this Agreement shall require my signature and that of an officer of the Company.

This Agreement, other than the provisions that are expressly applicable only during my employment with the Company, will survive termination of my employment for any reason, and will continue for the benefit of and will be binding upon, the successors, assigns, heirs and legal representatives of the Company and myself.

This Agreement shall be governed by and construed in accordance with the law of the State of Colorado, without regard to principles of conflicts of laws applicable in such jurisdiction.  Any dispute under this Agreement shall be decided in the courts having jurisdiction within the State of Colorado.

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The waiver by the Company of any breach or right under this Agreement will not operate or be construed as a waiver of any other or subsequent breach by or right of the Company.  In the event any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.

N30 PHARMACEUTICALS, INC.		EMPLOYEE

By:	/s/ Charles Scoggin	By:	/s/ Janice Troha

Name:	Charles Scoggin	Name:	Janice Troha

Title:	Chief Executive Officer	Date:	Oct. 9, 2008

Date:	10/9/2008

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